Brookline Bancorp Announces Second Quarter Results

Net Income of $11.9 million, EPS of $0.17

BOSTON, July 22, 2015 /PRNewswire/ -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the "Company") today announced net income of $11.9 million, or $0.17 per basic and diluted share, for the second quarter of 2015, compared to $11.7 million, or $0.17 per basic and diluted share, for the first quarter of 2015.

Paul Perrault, President and Chief Executive Officer of the Company, stated: "We have delivered another solid quarter for our shareholders while improving our efficiency ratio, return on assets and stockholder's equity. Although the interest rate environment continues to be volatile, it is because of our strong fundamentals that we experienced strong growth in loans. I am grateful and proud of our employees who work together to live the Brookline Bancorp culture of providing excellent customer service and contributing to the growth of our Company."

BALANCE SHEET

Total assets of $5.8 billion at June 30, 2015 increased $27.8 million from March 31, 2015, and decreased $18.0 million from December 31, 2014. The increase in total assets of 1.9 percent on an annualized basis during the second quarter of 2015 was driven by increases in loan and leases, which were offset by decreases in cash, cash equivalents and investment securities. The excess liquidity generated by the sale of indirect automobile loans in March was deployed during the second quarter. At June 30, 2015, total loans and leases were $4.7 billion, representing an increase of $95.0 million from March 31, 2015, and a decrease of $93.0 million from December 31, 2014. During the second quarter of 2015, total loans and leases grew 8.2 percent on an annualized basis. Strong loan growth continued in the total commercial real estate and commercial loan and lease portfolios, which increased $67.3 million during the second quarter of 2015, or 7.2 percent on an annualized basis.

Cash, cash equivalents, and investment securities at June 30, 2015 decreased $79.9 million to $682.9 million, or 11.8 percent of total assets, as compared to $762.7 million, or 13.3 percent of total assets at March 31, 2015, and increased $68.9 million from $614.0 million, or 10.6 percent of total assets at December 31, 2014. The decrease during the second quarter of 2015 was primarily driven by the funding of loans.

Total deposits of $4.1 billion at June 30, 2015 increased $14.6 million from March 31, 2015 and increased $171.3 million from December 31, 2014. The increase during the second quarter of 2015 was primarily driven by an increase of $53.4 million in demand checking offset by a $38.8 million decrease in savings accounts. Core deposits, which consist of demand checking, NOW, savings, and money market accounts, increased at a 3.0 percent annualized rate in the second quarter of 2015. The core deposit ratio increased slightly to 74.7 percent at June 30, 2015 from 74.4 percent at March 31, 2015 and decreased from 76.1 percent at December 31, 2014. The average cost of deposits decreased to 0.51 percent at June 30, 2015 from 0.52 percent at March 31, 2015.

Total borrowings at June 30, 2015 were $937.6 million, an increase of $12.7 million as compared to March 31, 2015. Total borrowings decreased $188.8 million as compared to December 31, 2014 as proceeds from the sale of indirect automobile loans were used to pay down short term borrowings.

The ratio of stockholders' equity to total assets was 11.30 percent at June 30, 2015, as compared to 11.32 percent at March 31, 2015 and 11.06 percent at December 31, 2014. The ratio of tangible stockholders' equity to tangible assets was 8.94 percent at June 30, 2015, as compared to 8.93 percent at March 31, 2015 and 8.68 percent at December 31, 2014.

NET INTEREST INCOME

Net interest income decreased $1.4 million to $47.2 million during the second quarter of 2015 from the previous quarter. The net interest margin decreased 8 basis points to 3.49 percent for the three months ended June 30, 2015. The decrease in net interest income is largely a result of the sale of indirect automobile loans at the end of the first quarter offset by loan growth in the second quarter.

PROVISION FOR LOAN AND LEASE LOSSES

The Company recorded a provision for loan and lease losses of $1.8 million for the quarter ended June 30, 2015, compared to $2.3 million during the first quarter of 2015. The decrease of $0.5 million quarter over quarter is due to a $1.6 million specific reserve established during the first quarter, partially offset by additional reserves required for loan growth in the second quarter.

Net charge-offs decreased approximately $0.4 million to $0.5 million for the second quarter of 2015 from $0.9 million for the first quarter of 2015. The ratio of net charge-offs to average loans on an annualized basis decreased to 0.04 percent for the second quarter of 2015 from 0.07 percent for the first quarter of 2015.

The allowance for loan and lease losses represented 1.19 percent of total loans and leases at June 30, 2015 and March 31, 2015, compared to 1.11 percent at December 31, 2014. The allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases was 1.27 percent at June 30, 2015, compared to 1.28 percent at March 31, 2015 and 1.20 at December 31, 2014.

NON-INTEREST INCOME

Non-interest income for the quarter ended June 30, 2015 increased $0.4 million to $4.9 million from the previous quarter. Loan level derivative income increased $0.9 million, offset by the decrease of $0.6 million from gain on sale of loans and leases held-for-sale.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended June 30, 2015 decreased approximately $0.9 million to $30.5 million from $31.3 million for the previous quarter. Compensation and employee benefits decreased $0.4 million primarily due to a decrease in payroll taxes and unemployment insurance due to the seasonal nature of the expenses which decrease once threshold limits are reached. Equipment and data processing expense decreased $0.3 million due to the decrease of core processing system expenses resulting from the sale of the indirect automobile loan portfolio.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The return on average assets increased during the second quarter of 2015 to 0.82 percent at June 30, 2015 from 0.80 percent for the first quarter of 2015. The return on average tangible assets increased to 0.85 percent for the second quarter of 2015 from 0.82 percent for the first quarter of 2015.

The return on average stockholders' equity increased during the second quarter of 2015 to 7.24 percent from 7.22 percent for the first quarter of 2015. The return on average tangible stockholders' equity decreased to 9.40 percent for the second quarter of 2015 from 9.41 percent for the first quarter of 2015.

ASSET QUALITY

Nonperforming loans and leases increased $0.7 million during the second quarter of 2015 to $23.5 million at June 30, 2015 from the previous quarter. The ratio of nonperforming loans and leases to total loans and leases increased slightly to 0.50 percent at June 30, 2015 from the previous quarter. Nonperforming assets also increased $1.1 million during the second quarter of 2015 to $25.9 million, or 0.45 percent of total assets, at June 30, 2015.

DIVIDEND DECLARED

The Company's Board of Directors approved a dividend of $0.09 per share. The dividend will be paid on August 21, 2015 to shareholders of record on August 7, 2015.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Standard Time on Thursday, July 23, 2015 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-504-4120 (United States) or 412-902-6650 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10068567. The call will be available live and in a recorded version on the Company's website under "Investor Relations" at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $5.8 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank. The Company provides commercial and retail banking services and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company's Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share and tangible stockholders' equity to tangible assets, return on average tangible assets and return on average tangible stockholders' equity. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Contact:	Carl M. Carlson
Brookline Bancorp, Inc.
Chief Financial Officer and Treasurer
(617) 425-5331
ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Dollars In Thousands Except Share Data)
Earnings Data:
Net interest income	$ 47,172	$ 48,528	$ 47,576	$ 47,324	$ 46,434
Provision for credit losses	1,913	2,263	1,724	2,034	2,276
Non-interest income*	4,867	4,470	4,541	6,189	3,822
Non-interest expense	30,452	31,326	32,455	31,914	31,215
Income before provision for income taxes*	19,674	19,409	17,938	19,565	16,765
Net income attributable to Brookline Bancorp, Inc.*	11,865	11,703	10,875	11,740	10,131

Performance Ratios:
Net interest margin (1)	3.49%	3.57%	3.49%	3.53%	3.63%
Interest-rate spread (1)	3.32%	3.36%	3.37%	3.43%	3.47%
Return on average assets*	0.82%	0.80%	0.76%	0.83%	0.74%
Return on average tangible assets (non-GAAP)*	0.85%	0.82%	0.78%	0.85%	0.76%
Return on average stockholders' equity*	7.24%	7.22%	6.79%	7.41%	6.46%
Return on average tangible stockholders' equity (non-GAAP)*	9.40%	9.41%	8.90%	9.77%	8.56%
Efficiency ratio*	58.52%	59.11%	62.27%	59.64%	62.11%

Per Common Share Data:
Net income — Basic*	$ 0.17	$ 0.17	$ 0.16	$ 0.17	$ 0.15
Net income — Diluted*	0.17	0.17	0.16	0.17	0.14
Cash dividends declared	0.090	0.085	0.085	0.085	0.085
Book value per share (end of period)*	9.33	9.30	9.16	9.05	8.99
Tangible book value per share (end of period) (non-GAAP)*	7.19	7.15	7.00	6.87	6.80
Stock price (end of period)	11.29	10.05	10.03	8.55	9.37

Balance Sheet:
Total assets*	$ 5,782,934	$ 5,755,146	$ 5,800,948	$ 5,718,944	$ 5,588,306
Total loans and leases	4,729,581	4,634,594	4,822,607	4,736,028	4,603,913
Total deposits	4,129,408	4,114,795	3,958,106	3,889,204	3,861,147
Brookline Bancorp, Inc. stockholders' equity*	653,516	651,319	641,818	633,379	628,483

Asset Quality:
Nonperforming assets	$ 25,874	$ 24,757	$ 15,170	$ 19,785	$ 18,407
Nonperforming assets as a percentage of total assets*	0.45%	0.43%	0.26%	0.35%	0.33%
Allowance for loan and lease losses	$ 56,398	$ 55,106	$ 53,659	$ 52,822	$ 51,686
Allowance for loan and lease losses as a percentage of total loans and leases	1.19%	1.19%	1.11%	1.12%	1.12%
Net loan and lease charge-offs	$ 501	$ 854	$ 874	$ 793	$ 720
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.04%	0.07%	0.07%	0.07%	0.06%

Capital Ratios:
Stockholders' equity to total assets*	11.30%	11.32%	11.06%	11.08%	11.25%
Tangible stockholders' equity to tangible assets (non-GAAP)*	8.94%	8.93%	8.68%	8.64%	8.75%

(1) Calculated on a fully tax-equivalent basis.

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU

2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$ 43,363	$ 35,118	$ 36,893	$ 37,237	$ 58,962
Short-term investments	48,513	162,003	25,830	50,901	20,771
Total cash and cash equivalents	91,876	197,121	62,723	88,138	79,733
Investment securities available-for-sale	530,476	565,115	550,761	527,516	528,586
Investment securities held-to-maturity	60,511	500	500	500	500
Total investment securities	590,987	565,615	551,261	528,016	529,086
Loans and leases held-for-sale	12,482	787	1,537	464	13,890
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	1,758,281	1,714,140	1,680,082	1,610,592	1,545,483
Multi-family mortgage	627,571	652,500	639,706	630,852	631,371
Construction	127,506	134,247	148,013	161,279	137,731
Total commercial real estate loans	2,513,358	2,500,887	2,467,801	2,402,723	2,314,585
Commercial loans and leases:
Commercial	578,548	560,344	514,077	495,712	478,856
Equipment financing	648,447	614,301	601,424	576,541	552,489
Condominium association	55,185	52,707	51,593	49,600	45,608
Total commercial loans and leases	1,282,180	1,227,352	1,167,094	1,121,853	1,076,953
Indirect automobile loans	19,377	23,335	316,987	353,263	376,314
Consumer loans:
Residential mortgage	603,073	578,994	571,920	570,128	550,814
Home equity	299,396	292,198	287,058	274,762	270,203
Other consumer	12,197	11,828	11,747	13,299	15,044
Total consumer loans	914,666	883,020	870,725	858,189	836,061
Total loans and leases	4,729,581	4,634,594	4,822,607	4,736,028	4,603,913
Allowance for loan and lease losses	(56,398)	(55,106)	(53,659)	(52,822)	(51,686)
Net loans and leases	4,673,183	4,579,488	4,768,948	4,683,206	4,552,227
Restricted equity securities	75,553	74,804	74,804	74,804	71,446
Premises and equipment, net of accumulated depreciation	77,892	79,252	80,619	81,479	82,166
Deferred tax asset	28,466	25,834	27,687	29,168	27,799
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net of accumulated amortization	12,082	12,806	13,544	14,371	15,199
Other real estate owned and repossessed assets	2,412	2,023	1,456	2,463	1,246
Other assets*	80,111	79,526	80,479	78,945	77,624
Total assets*	$ 5,782,934	$ 5,755,146	$ 5,800,948	$ 5,718,944	$ 5,588,306
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$ 783,331	$ 729,932	$ 726,118	$ 705,604	$ 716,883
Interest-bearing deposits:
NOW accounts	247,172	237,200	235,063	220,766	209,682
Savings accounts	532,184	571,030	531,727	532,790	518,343
Money market accounts	1,523,798	1,525,053	1,518,490	1,522,612	1,516,023
Certificate of deposit accounts	1,042,923	1,051,580	946,708	907,432	900,216
Total interest-bearing deposits	3,346,077	3,384,863	3,231,988	3,183,600	3,144,264
Total deposits	4,129,408	4,114,795	3,958,106	3,889,204	3,861,147
Borrowed funds:
Advances from the FHLBB	823,452	806,491	1,004,026	1,027,211	1,005,644
Subordinated debentures and notes	82,850	82,806	82,763	82,763	9,201
Other borrowed funds	31,346	35,628	39,615	22,891	26,159
Total borrowed funds	937,648	924,925	1,126,404	1,132,865	1,041,004
Mortgagors' escrow accounts	7,494	8,414	8,501	8,757	8,359
Accrued expenses and other liabilities	49,792	51,046	61,332	50,430	45,411
Total liabilities	5,124,342	5,099,180	5,154,343	5,081,256	4,955,921
Stockholders' equity:
Brookline Bancorp, Inc. stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 75,744,445 shares issued	757	757	757	757	757
Additional paid-in capital	618,044	617,845	617,475	616,997	617,709
Retained earnings, partially restricted*	96,128	90,589	84,860	79,959	74,193
Accumulated other comprehensive income (loss)	(1,775)	1,747	(1,622)	(4,681)	(3,209)
Treasury stock, at cost;
5,048,525 shares, 5,042,238 shares, 5,040,571 shares, 5,035,956 shares, and 5,144,807 shares, respectively	(58,372)	(58,301)	(58,282)	(58,228)	(59,487)
Unallocated common stock held by the Employee Stock Ownership Plan;
232,224 shares, 241,803 shares, 251,382 shares, 261,453 shares, and 271,524 shares, respectively	(1,266)	(1,318)	(1,370)	(1,425)	(1,480)
Total Brookline Bancorp, Inc. stockholders' equity*	653,516	651,319	641,818	633,379	628,483
Noncontrolling interest in subsidiary	5,076	4,647	4,787	4,309	3,902
Total stockholders' equity*	658,592	655,966	646,605	637,688	632,385
Total liabilities and stockholders' equity*	$ 5,782,934	$ 5,755,146	$ 5,800,948	$ 5,718,944	$ 5,588,306

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$ 51,684	$ 53,381	$ 52,637	$ 51,769	$ 50,433
Debt securities	2,931	2,683	2,596	2,312	2,360
Marketable and restricted equity securities	491	524	564	520	539
Short-term investments	60	21	29	15	14
Total interest and dividend income	55,166	56,609	55,826	54,616	53,346
Interest expense:
Deposits	4,296	4,304	4,320	4,248	4,201
Borrowed funds	3,698	3,777	3,930	3,044	2,711
Total interest expense	7,994	8,081	8,250	7,292	6,912
Net interest income	47,172	48,528	47,576	47,324	46,434
Provision for credit losses	1,913	2,263	1,724	2,034	2,276
Net interest income after provision for credit losses	45,259	46,265	45,852	45,290	44,158
Non-interest income:
Deposit fees	2,195	2,066	2,177	2,352	2,204
Loan fees	271	342	331	253	126
Loan level derivative income, net	941	—	562	322	62
Gain/(loss) on sales of securities, net	—	—	78	—	(13)
Gain on sales of loans and leases held-for-sale	279	869	323	538	54
(Loss)/gain on sale/disposals of premises and equipment, net	—	—	—	(2)	(6)
Litigation settlement	—	—	—	1,412	—
Other	1,181	1,193	1,070	1,314	1,395
Total non-interest income*	4,867	4,470	4,541	6,189	3,822
Non-interest expense:
Compensation and employee benefits	17,085	17,524	18,216	18,258	17,295
Occupancy	3,437	3,472	3,401	3,334	3,154
Equipment and data processing	3,680	4,020	4,102	4,193	4,348
Professional services	1,163	1,094	1,159	991	1,480
FDIC insurance	831	867	782	873	847
Advertising and marketing	823	748	872	745	776
Amortization of identified intangible assets	724	738	827	828	827
Other	2,709	2,863	3,096	2,692	2,488
Total non-interest expense	30,452	31,326	32,455	31,914	31,215
Income before provision for income taxes*	19,674	19,409	17,938	19,565	16,765
Provision for income taxes*	7,115	7,104	6,586	7,163	6,158
Net income before noncontrolling interest in subsidiary*	12,559	12,305	11,352	12,402	10,607
Less net income attributable to noncontrolling interest in subsidiary	694	602	477	662	$ 476
Net income attributable to Brookline Bancorp, Inc.*	$ 11,865	$ 11,703	$10,875	$11,740	10,131
Earnings per common share:*
Basic	$ 0.17	$ 0.17	$ 0.16	$ 0.17	$ 0.15
Diluted	$ 0.17	$ 0.17	$ 0.16	$ 0.17	$ 0.14
Weighted average common shares outstanding during the period:
Basic	70,049,829	70,036,090	70,024,495	69,989,909	69,866,576
Diluted	70,215,850	70,164,105	70,130,243	70,088,987	70,012,377
Dividends declared per common share	$ 0.09	$ 0.085	$ 0.085	$ 0.085	$ 0.085

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Six Months Ended June 30,
	2015	2014
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$ 105,065	$ 102,375
Debt securities	5,614	4,619
Marketable and restricted equity securities	1,015	988
Short-term investments	81	58
Total interest and dividend income	111,775	108,040
Interest expense:
Deposits	8,600	8,492
Borrowed funds	7,475	5,380
Total interest expense	16,075	13,872
Net interest income	95,700	94,168
Provision for credit losses	4,176	4,719
Net interest income after provision for credit losses	91,524	89,449
Non-interest income:
Deposit Fees	4,261	4,163
Loan Fees	613	560
Loan level derivative income, net	941	62
Loss on sales of securities, net	—	(13)
Gain on sales of loans and leases held-for-sale	1,148	656
Gain on sale/disposals of premises and equipment, net	—	1,504
Other	2,374	2,518
Total non-interest income*	9,337	9,450
Non-interest expense:
Compensation and employee benefits	34,609	35,327
Occupancy	6,909	7,559
Equipment and data processing	7,700	8,725
Professional services	2,257	3,207
FDIC insurance	1,698	1,707
Advertising and marketing	1,571	1,441
Amortization of identified intangible assets	1,462	1,688
Other	5,572	5,137
Total non-interest expense	61,778	64,791
Income before provision for income taxes*	39,083	34,108
Provision for income taxes*	14,219	12,537
Net income before noncontrolling interest in subsidiary*	24,864	21,571
Less net income attributable to noncontrolling interest in subsidiary	1,296	898
Net income attributable to Brookline Bancorp, Inc.*	$ 23,568	$ 20,673
Earnings per common share:
Basic	$ 0.34	$ 0.30
Diluted	$ 0.34	$ 0.29
Weighted average common shares outstanding during the period:
Basic	70,042,997	69,881,055
Diluted	70,190,015	69,998,219
Dividends declared per common share	$ 0.175	$ 0.170

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$ 3,174	$ 3,250	$ 1,009	$ 3,174	$ 3,011
Multi-family mortgage	309	—	—	299	—
Construction	—	—	—	—	—
Total commercial real estate loans	3,483	3,250	1,009	3,473	3,011

Commercial	12,316	12,039	5,196	6,071	6,383
Equipment financing	2,639	2,321	3,223	2,756	3,251
Condominium association	—	—	—	—	—
Total commercial loans and leases	14,955	14,360	8,419	8,827	9,634

Indirect automobile loans	417	468	645	474	325

Residential mortgage	2,421	2,632	1,682	2,636	2,384
Home equity	2,144	1,979	1,918	1,865	1,771
Other consumer	42	45	41	47	36
Total consumer loans	4,607	4,656	3,641	4,548	4,191

Total nonaccrual loans and leases	23,462	22,734	13,714	17,322	17,161

Other real estate owned	1,676	1,043	953	1,536	675
Other repossessed assets	736	980	503	927	571
Total nonperforming assets	$ 25,874	$ 24,757	$ 15,170	$ 19,785	$ 18,407

Loans and leases past due greater than 90 days and still accruing	$ 10,220	$ 8,061	$ 6,008	$ 3,919	$ 6,653

Troubled debt restructurings on accrual	14,205	14,184	14,815	15,174	12,396
Troubled debt restructurings on nonaccrual	5,981	6,126	5,625	5,609	5,992
Total troubled debt restructurings	$ 20,186	$ 20,310	$ 20,440	$ 20,783	$ 18,388

Nonperforming loans and leases as a percentage of total loans and leases	0.50%	0.49%	0.28%	0.37%	0.37%
Nonperforming assets as a percentage of total assets*	0.45%	0.43%	0.26%	0.35%	0.33%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$ 55,106	$ 53,659	$ 52,822	$ 51,686	$ 50,224
Charge-offs	(1,029)	(1,665)	(1,068)	(1,136)	(1,196)
Recoveries	528	811	194	343	476
Net charge-offs	(501)	(854)	(874)	(793)	(720)
Provision for loan and lease losses	1,793	2,301	1,711	1,929	2,182
Allowance for loan and lease losses at end of period	$ 56,398	$ 55,106	$ 53,659	$ 52,822	$ 51,686

Allowance for loan and lease losses as a percentage of total loans and leases	1.19%	1.19%	1.11%	1.12%	1.12%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases	1.27%	1.28%	1.20%	1.26%	1.31%

NET CHARGE-OFFS:
Commercial real estate loans	$ 162	$ 388	$ 62	$ 64	$ —
Commercial loans and leases	151	238	480	348	578
Indirect automobile loans	(13)	239	281	208	55
Consumer loans	201	(11)	51	173	87
Total net charge-offs	$ 501	$ 854	$ 874	$ 793	$ 720

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.04%	0.07%	0.07%	0.07%	0.06%

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$ 591,120	$ 2,941	1.99%	$ 554,611	$ 2,683	1.94%	$ 526,471	$ 2,360	1.79%
Marketable and restricted equity securities (2)	76,332	493	2.59%	75,783	521	2.75%	69,483	543	3.13%
Short-term investments	85,737	60	0.28%	49,841	21	0.17%	36,850	14	0.16%
Total investments	753,189	3,494	1.86%	680,235	3,225	1.90%	632,804	2,917	1.84%
Loans and Leases:
Commercial real estate loans (3)	2,505,925	26,391	4.21%	2,475,950	26,245	4.24%	2,288,018	25,395	4.42%
Commercial loans (3)	639,609	6,394	3.96%	610,695	6,506	4.26%	504,572	5,246	4.12%
Equipment financing (3)	627,032	10,793	6.89%	611,309	10,544	6.90%	541,029	9,155	6.77%
Indirect automobile loans (3)	21,171	218	4.13%	282,494	2,142	3.08%	374,489	3,032	3.25%
Residential mortgage loans (3)	589,171	5,260	3.57%	576,858	5,307	3.68%	532,310	4,918	3.70%
Other consumer loans (3)	308,932	2,838	3.68%	299,119	2,828	3.83%	277,802	2,833	4.09%
Total loans and leases	4,691,840	51,894	4.42%	4,856,425	53,572	4.41%	4,518,220	50,579	4.46%
Total interest-earning assets	5,445,029	55,388	4.07%	5,536,660	56,797	4.10%	5,151,024	53,496	4.15%
Allowance for loan and lease losses	(55,427)			(54,319)			(50,809)
Non-interest-earning assets*	373,018			369,773			359,789
Total assets*	$ 5,762,620			$ 5,852,114			$ 5,460,004

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$ 248,786	$ 45	0.07%	$ 237,718	$ 44	0.08%	$ 217,082	$ 42	0.08%
Savings accounts	554,618	263	0.19%	541,595	273	0.20%	523,773	303	0.23%
Money market accounts	1,544,877	1,693	0.44%	1,536,751	1,816	0.48%	1,528,959	1,936	0.51%
Certificates of deposit	1,049,297	2,295	0.88%	1,033,511	2,171	0.85%	901,272	1,920	0.85%
Total interest-bearing deposits	3,397,578	4,296	0.51%	3,349,575	4,304	0.52%	3,171,086	4,201	0.53%
Borrowings
Advances from the FHLBB	782,434	2,415	1.22%	941,314	2,504	1.06%	892,770	2,602	1.15%
Subordinated debentures and notes	82,827	1,250	6.03%	82,784	1,248	6.03%	9,189	99	4.31%
Other borrowed funds	34,546	33	0.39%	37,806	25	0.27%	25,938	10	0.15%
Total borrowings	899,807	3,698	1.63%	1,061,904	3,777	1.42%	927,897	2,711	1.16%
Total interest-bearing liabilities	4,297,385	7,994	0.75%	4,411,479	8,081	0.74%	4,098,983	6,912	0.68%
Non-interest-bearing liabilities:
Demand checking accounts	750,827			728,099			690,549
Other non-interest-bearing liabilities	54,352			59,226			39,219
Total liabilities	5,102,564			5,198,804			4,828,751
Brookline Bancorp, Inc. stockholders' equity*	655,223			648,683			627,114
Noncontrolling interest in subsidiary	4,833			4,627			4,139
Total liabilities and equity*	$ 5,762,620			$ 5,852,114			$ 5,460,004
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		47,394	3.32%		48,716	3.36%		46,584	3.47%
Less adjustment of tax-exempt income		222			188			150
Net interest income		$ 47,172			$ 48,528			$ 46,434
Net interest margin (5)			3.49%			3.57%			3.63%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Six Months Ended
	June 30, 2015			June 30, 2014
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$ 572,966	$ 5,625	1.96%	$ 514,134	$ 4,626	1.80%
Marketable and restricted equity securities (2)	76,059	1,015	2.67%	68,692	992	2.89%
Short-term investments	67,888	81	0.24%	41,317	58	0.28%
Total investments	716,913	6,721	1.87%	624,143	5,676	1.82%
Loans and Leases:
Commercial real estate loans (3)	2,491,020	52,636	4.23%	2,258,422	51,097	4.53%
Commercial loans (3)	625,231	12,901	4.11%	489,732	9,939	4.04%
Equipment financing (3)	619,214	21,337	6.89%	532,570	20,192	7.58%
Indirect automobile loans (3)	151,110	2,360	3.15%	379,633	6,296	3.34%
Residential mortgage loans (3)	583,049	10,568	3.62%	532,451	9,727	3.65%
Other consumer loans (3)	304,052	5,666	3.76%	272,532	5,412	4.00%
Total loans and leases	4,773,676	105,468	4.42%	4,465,340	102,663	4.60%
Total interest-earning assets	5,490,589	112,189	4.09%	5,089,483	108,339	4.26%
Allowance for loan and lease losses	(54,876)			(49,953)
Non-interest-earning assets*	371,408			364,175
Total assets*	$ 5,807,121			$ 5,403,705

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$ 243,283	$ 88	0.07%	$ 215,826	$ 83	0.08%
Savings accounts	548,143	536	0.20%	516,206	606	0.24%
Money market accounts	1,540,837	3,509	0.46%	1,517,537	3,895	0.52%
Certificates of deposit	1,041,447	4,467	0.86%	914,166	3,908	0.86%
Total interest-bearing deposits	3,373,710	8,600	0.51%	3,163,735	8,492	0.54%
Borrowings
Advances from the FHLBB	861,435	4,919	1.14%	848,495	5,133	1.20%
Subordinated debentures and notes	82,806	2,498	6.03%	9,180	198	4.31%
Other borrowed funds	36,167	58	0.32%	27,593	49	0.36%
Total borrowings	980,408	7,475	1.52%	885,268	5,380	1.21%
Total interest-bearing liabilities	4,354,118	16,075	0.74%	4,049,003	13,872	0.69%
Non-interest-bearing liabilities:
Demand checking accounts	739,526			682,599
Other non-interest-bearing liabilities	56,775			43,141
Total liabilities	5,150,419			4,774,743
Brookline Bancorp, Inc. stockholders' equity*	651,971			624,769
Noncontrolling interest in subsidiary	4,731			4,193
Total liabilities and equity*	$ 5,807,121			$ 5,403,705
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		96,114	3.35%		94,467	3.57%
Less adjustment of tax-exempt income		414			299
Net interest income		$ 95,700			$ 94,168
Net interest margin (5)			3.53%			3.74%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

(*) Previously reported amounts prior to January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

	At and for the Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Dollars in Thousands)

Net income, as reported*	$ 11,865	$ 11,703	$ 10,875	$ 11,740	$ 10,131

Average total assets*	$ 5,762,620	$ 5,852,114	$ 5,757,715	$ 5,654,792	$ 5,460,004
Less: Average goodwill and average identified intangible assets, net	150,385	151,125	151,932	152,755	153,577
Average tangible assets*	$ 5,612,235	$ 5,700,989	$ 5,605,783	$ 5,502,037	$ 5,306,427

Return on average tangible assets (annualized)*	0.85%	0.82%	0.78%	0.85%	0.76%

Average total stockholders' equity*	$ 655,223	$ 648,683	$ 640,706	$ 633,406	$ 627,114
Less: Average goodwill and average identified intangible assets, net	150,385	151,125	151,932	152,755	153,577
Average tangible stockholders' equity*	$ 504,838	$ 497,558	$ 488,774	$ 480,651	$ 473,537

Return on average tangible stockholders' equity (annualized)*	9.40%	9.41%	8.90%	9.77%	8.56%

Brookline Bancorp, Inc. stockholders' equity*	$ 653,516	$ 651,319	$ 641,818	$ 633,379	$ 628,483
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	12,082	12,806	13,544	14,371	15,199
Tangible stockholders' equity*	$ 503,544	$ 500,623	$ 490,384	$ 481,118	$ 475,394

Total assets*	$ 5,782,934	$ 5,755,146	$ 5,800,948	$ 5,718,944	$ 5,588,306
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net	12,082	12,806	13,544	14,371	15,199
Tangible assets*	$ 5,632,962	$ 5,604,450	$ 5,649,514	$ 5,566,683	$ 5,435,217

Tangible stockholders' equity to tangible assets*	8.94%	8.93%	8.68%	8.64%	8.75%

Tangible stockholders' equity*	$ 503,544	$ 500,623	$ 490,384	$ 481,118	$ 475,394

Number of common shares issued	75,744,445	75,744,445	75,744,445	75,744,445	75,744,445
Less:
Treasury shares	5,048,525	5,042,238	5,040,571	5,035,956	5,144,807
Unallocated ESOP shares	232,224	241,803	251,382	261,453	271,524
Unvested restricted shares	406,566	418,035	419,702	427,952	434,459
Number of common shares outstanding	70,057,130	70,042,369	70,032,790	70,019,084	69,893,655

Tangible book value per common share*	$ 7.19	$ 7.15	$ 7.00	$ 6.87	$ 6.80

Allowance for loan and lease losses	$ 56,398	$ 55,106	$ 53,659	$ 52,822	$ 51,686
Less:
Allowance for acquired loans and leases losses	2,655	2,911	2,848	1,933	1,247
Allowance for originated loan and lease losses	$ 53,743	$ 52,195	$ 50,811	$ 50,889	$ 50,439

Total loans and leases	$ 4,729,581	$ 4,634,594	$ 4,822,607	$ 4,736,028	$ 4,603,913
Less:
Total acquired loans and leases	509,028	561,103	590,654	709,404	747,106
Total originated loans and leases	$ 4,220,553	$ 4,073,491	$ 4,231,953	$ 4,026,624	$ 3,856,807

Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases	1.27%	1.28%	1.20%	1.26%	1.31%

(*) Previously reported amounts January 1, 2015 have been restated to reflect a retrospective change in accounting principle for investments in qualified affordable housing projects, in accordance with ASU 2014-01.

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